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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-198515 on Form S-3 of our reports dated February 20, 2014, relating to the financial statements of priceline.com Incorporated, which is now known as The Priceline Group Inc. (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
September 8, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM